Exhibit 10.1

CONSULTANCY AGREEMENT

This Consultancy Agreement (“Agreement”) is entered into as of November 27, 2025, by and between:

DEEPTRADE Pty Ltd, an Australian Proprietary Company Limited by Shares, registered with the Australian Securities & Investments Commission (“Party A”), and

Professional Diversity Network, Inc., a Delaware corporation with its shares of common stock listed on the Nasdaq Capital Market in the United States (“Party B” or the “Company,” and together with Party A, the “Parties”).

Recitals

WHEREAS, Party B intends to expand its business into the Web3.0 sector, including the development of a real-world-asset (RWA) digital asset platform, digital copyright monetization models, and other blockchain-based product offerings to support its Web3.0 investment banking and digital asset initiatives;

WHEREAS, in furtherance of such strategic expansion, Party B seeks to engage a qualified and duly registered digital currency exchange (DCE) consultancy service provider with relevant licensing, regulatory expertise, and operational experience in Australia, and Party A, holding such DCE registration and possessing the necessary professional capability, is willing to provide Party B with advisory, compliance, and technical consultancy services to support the planning, structuring, and development of Party B’s intended Web3.0 and RWA platform initiatives;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree to enter into this Consultancy Agreement under applicable Australian laws and other relevant regulations as follows:

1. Services and Deliverables

1.1 Scope of Services

Party A shall provide Party B with professional consultancy services relating to Party B’s intended expansion into Web3.0, digital asset, and real-world-asset (RWA) platform development (the “Services”).
Such Services may include, without limitation:
(a) regulatory and compliance advisory relating to AUSTRAC Digital Currency Exchange (DCE) requirements;
(b) guidance on the structuring, planning, and development of Web3.0 and RWA platforms;
(c) technical and operational consultation regarding digital asset ecosystem design; and
(d) any other mutually agreed consultancy support necessary for Party B’s strategic Web3.0 initiatives.

1.2 Nature of Services

The Services provided by Party A are consultancy and advisory in nature.

1.3 No Transfer of Copyright or IP

This Agreement is for consultancy services only and does not involve the creation or delivery of musical works or other copyrighted creative products. Except as expressly provided herein, no intellectual property rights of either Party are assigned or transferred under this Agreement.

1.4 Deliverables and Timeline

Party A shall provide the consultancy deliverables (the “Deliverables”) in the form of written reports, compliance guidelines, platform design recommendations, or other formats mutually agreed by the Parties.

1.5 Accuracy, Originality, and Supporting Documentation

Party A represents and warrants that all Deliverables shall be based on Party A’s expertise, professional knowledge, and regulatory understanding. If any Deliverable incorporates third-party materials, Party A shall ensure and provide documentation that such use is properly licensed or otherwise legally permissible.

1.6 Compliance Requirements

All Deliverables and Services shall comply with applicable Australian laws and relevant international regulations.
Party A shall not provide any recommendation or deliverable that includes or promotes:

activities prohibited by law,

non-compliant practices under AML/CTF obligations,

misleading, harmful, or unlawful content,

or infringement of any third-party rights.

1.7 Rights Granted to Party B

Upon delivery and full payment of fees, Party A grants Party B to use, copy, distribute, implement, and rely upon the Deliverables for Party B’s business development and platform operations.
This license does not transfer Party A’s underlying methodologies, proprietary frameworks, or pre-existing intellectual property, except to the extent included in the Deliverables.

1.8 Warranties

Party A represents and warrants that:
(a) the Services and Deliverables do not infringe any third-party rights;
(b) Party A possesses the professional expertise and regulatory qualifications necessary to perform the Services;
(c) Party A is duly organized, validly existing, and in good standing under the laws of Australia;
(d) Party A has full corporate power and authority to enter into and perform this Agreement; and
(e) this Agreement constitutes its valid and binding obligation.

Party A shall indemnify Party B for losses arising from breach of the warranties in this Section.

2. Consultancy Fee and Payment

2.1 Consultancy Fee

The total fee payable by Party B to Party A for the consultancy Services provided under this Agreement shall be USD 1,616,000 (the “Consultancy Fee”).

2.2 Payment Structure

Party B shall pay the Consultancy Fee either:
(a) in cash, in one lump sum; or
(b) in newly issued shares of common stock of Party B (the “Shares”); or
(c) in a combination of cash and Shares.

The total number of Shares to be issued shall be 898,000 Shares, subject to Section 2.4.

2.3 Payment Method

All cash payments shall be remitted to the bank account designated by Party A.
Any stock issuance shall be effected by book-entry through Party B’s transfer agent in accordance with customary settlement procedures of The Nasdaq Stock Market LLC (“Nasdaq”).

2.4 Nasdaq and Securities Law Compliance

(a) Compliance With U.S. Securities Laws and Nasdaq Rules
Any issuance of Shares shall:

be structured to qualify for an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”);

require approval of Party B’s board of directors;

comply with applicable U.S. federal and state securities laws; and

comply with all applicable Nasdaq Capital Market requirements, including Nasdaq Listing Rule 5635.

Notwithstanding anything herein, Party B shall not issue to Party A, and Party A shall not be entitled to receive, any number of Shares which, when aggregated with all other issuances of common stock of Party B to Party A under this Agreement or otherwise, would exceed 19.99% of Party B’s outstanding shares as of November 27, 2025 (the “Cap”), unless Party B first obtains shareholder approval under Nasdaq Listing Rule 5635.

Party B’s transfer agent shall be entitled to rely on written instructions from Party B regarding enforcement of this provision.

(b) Issuance Price
The issuance price per Share shall be determined based on the volume-weighted average price (VWAP) over the five (5)-day executive trading days immediately preceding the issuance date and shall not be lower than the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d).

2.5 Disclosure

Party A acknowledges that the issuance of Shares under this Agreement will require Party B to file certain public disclosures, including Current Report on Form 8-K, and may require notification to Nasdaq.
Party A agrees to provide any information reasonably requested by Party B to enable compliance with such disclosure obligations.

2.6 Lock-Up Restriction

Any Shares issued to Party A shall be subject to a six (6)-month lock-up period during which Party A may not sell, transfer, assign, or otherwise dispose of such Shares without the prior written consent of Party B, except as permitted by applicable law.

3. Obligations of Party A

3.1 No Attribution or Public Claim of Contribution

Party A acknowledges that its role is limited to providing consultancy Services.
Party A waives any right to be publicly identified, credited, or attributed as a developer, co-creator, partner, or operator of Party B’s Web3.0, RWA, or digital asset platforms, except where expressly authorized in writing by Party B.

3.2 No Additional Compensation

Party A shall not claim any fees, commissions, equity, royalties, profit share, rebates, or any other form of compensation beyond what is explicitly stated in this Agreement.

3.3 No Unauthorized Use or Re-Distribution

Party A shall not resell, license, transfer, or otherwise use the Deliverables or consultancy outputs provided to Party B for the benefit of any third party if such actions would conflict with or undermine Party B’s business objectives, unless approved in writing by Party B.

3.4 Delivery Requirements

Party A shall deliver all consultancy reports, analyses, regulatory assessments, platform design recommendations, or other Deliverables in a format reasonably required by Party B, including written reports, diagrams, technical documents, or presentations.

3.5 Rights Granted to Party B

To the extent necessary for Party B’s business, Party A grants Party B the right to use, implement, and rely upon all Deliverables produced under this Agreement, including strategic recommendations, compliance frameworks, and technical advisories.
This does not transfer ownership of Party A’s pre-existing methodologies or proprietary systems, except to the extent included within the Deliverables.

3.6 Securities Representations

If Party B elects to pay any portion of the Consultancy Fee in Shares, Party A makes the following representations and covenants:

(a) Party A is acquiring the Shares for investment purposes only, and not with a present intention to resell or distribute them in violation of applicable securities laws.
Party A represents that it is an “accredited investor” under Rule 501(a) of Regulation D of the Securities Act, and as a condition to receiving Shares, Party A shall promptly deliver a duly executed investor questionnaire or other documents reasonably required by Party B to confirm such status.

(b) Party A understands that the Shares have not been, and will not be, registered under the Securities Act or any state securities laws, and are being issued pursuant to an exemption from registration.

(c) Party A will not sell, transfer, assign, hedge, pledge, or otherwise dispose of the Shares except (i) pursuant to an effective registration statement or (ii) a valid exemption from registration requirements.

(d) Party A agrees to execute any additional investment representation letters, lock-up undertakings, or related documentation reasonably requested by Party B to ensure compliance with applicable securities laws and Nasdaq listing requirements.

(e) Party A acknowledges that the Shares are “restricted securities” under the Securities Act and will bear a restrictive legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘ACT’), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

4. Obligations of Party B

4.1 Use of Deliverables

Upon delivery and payment in accordance with this Agreement, Party B shall have the right to use, implement, rely upon, and incorporate the Deliverables produced by Party A into Party B’s Web3.0, RWA, and digital asset platform initiatives.
Such rights shall be exercised consistent with Section 1.7 and without contravening Party A’s retained rights in its pre-existing methodologies and proprietary know-how.

4.2 Share Issuance

If Party B elects to settle any portion of the Consultancy Fee in Shares, Party B shall issue such Shares to Party A in accordance with Section 2 of this Agreement within three business days upon receiving the settlement request from Party A.

4.3 Limited Use of Party A’s Name

Party B may reference Party A’s corporate name solely to the extent necessary to describe Party A as a service provider or consultant to Party B in regulatory filings, investor communications, or business disclosures, provided such references are factual, lawful, and do not imply a partnership, joint venture, or endorsement unless explicitly authorized in writing by Party A.
Party A shall reasonably cooperate in providing accurate factual information necessary for such disclosures.

4.4 Interpretive Authority

Party B retains the authority to determine how the Deliverables will be applied, implemented, or utilized within Party B’s business operations, provided that such use does not contradict the explicit terms of this Agreement or infringe Party A’s reserved rights under Section 1.7.

4.5 Regulatory Compliance (Securities and Corporate)

Any issuance of Shares to Party A is conditioned upon:
(a) approval by Party B’s board of directors;
(b) confirmation that such issuance is compliant with applicable Nasdaq rules and does not require shareholder approval, or if required, the obtaining of such shareholder approval; and
(c) compliance with all applicable U.S. federal and state securities laws, including the Securities Act.

4.6 Required Disclosures

Party B may make any public disclosures it deems necessary or advisable pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (SEC), Nasdaq, or other applicable regulatory bodies.
Party A shall reasonably cooperate and furnish any information required to enable Party B to meet its disclosure obligations in a timely and accurate manner.

5. Confidentiality

Each Party shall maintain the confidentiality of this Agreement and any non-public information received from the other Party in connection herewith (the “Confidential Information”). Neither Party shall disclose any Confidential Information without the prior written consent of the other Party, except:

(a) to the extent disclosure is required by applicable law, regulation, or court order; or

(b) with respect to Party B, to the extent reasonably necessary for Party B to comply with its disclosure obligations under the rules and regulations of the SEC or Nasdaq, including, without limitation, the filing of a Current Report on Form 8-K disclosing the execution of this Agreement and the transactions contemplated herein, and the filing of this Agreement as an exhibit to such report or to Party B’s periodic reports.

The obligations set forth in this Section 5 shall survive the termination or expiration of this Agreement.

6. Force Majeure

A Party shall be excused from its obligations under this Agreement to the extent that its performance is prevented or materially delayed by events beyond its reasonable control, including, but not limited to, acts of God, natural disasters, war, terrorism, government action, labor disputes, or interruptions of transportation or utilities (each, a “Force Majeure Event”). The affected Party shall provide prompt written notice to the other Party and shall use commercially reasonable efforts to resume performance as soon as practicable. The suspension of performance shall continue only for the duration of the applicable Force Majeure Event.

7. Breach and Remedies

7.1 Good Faith.

Each Party shall perform its obligations under this Agreement in good faith.

7.2 Remedies.

If a Party breaches this Agreement and thereby causes loss or damage to the other Party, the non-breaching Party may pursue any and all remedies available at law or in equity.

7.3 Failure to Cure.

If Party A fails to cure any breach within the cure period specified by Party B in a written notice of breach, Party B may terminate this Agreement upon written notice and may pursue damages and any other remedies available at law or in equity.

7.4 Indemnification Procedure.

If any claim, action, or proceeding is commenced against Party B for which Party B is entitled to indemnification under Section 1.8 (a “Claim”), Party B shall provide Party A with prompt written notice of such Claim. Party A shall have the right to assume the defense of the Claim with counsel reasonably acceptable to Party B. Party B may participate in the defense with its own counsel at its own expense. Party A shall not settle any Claim without the prior written consent of Party B (which shall not be unreasonably withheld) if the proposed settlement (a) imposes any non-monetary obligation on Party B, or (b) does not provide a full and unconditional release of Party B from all liability relating to such Claim.

8. Dispute Resolution

The Parties shall first attempt in good faith to resolve any dispute arising out of or relating to this Agreement through negotiation. If the dispute cannot be resolved through negotiation within a reasonable period, either Party may bring an action exclusively in the state or federal courts located in the State of New York, which shall have exclusive jurisdiction over such dispute. Each Party irrevocably consents to the jurisdiction of, and venue in, such courts.

9. Miscellaneous

This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings; may only be amended in writing;

may be executed in counterparts (including by electronic signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; is governed by and construed in accordance with New York law, without regard to conflicts of law principles; binds successors and permitted assigns, and creates no third-party beneficiary rights. Party B may assign this Agreement without Party A’s consent. In the event of litigation, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs. Party A shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Party B may reasonably request to the extent necessary to effectively carry out the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Party A: Deeptrade PTY LTD (Signature)

By: /s/ Eva Chen

Name: Eva Chen

Title: Chief Executive Officer

Date: 11/27/2025

Party B: Professional Diversity Network, Inc. (Signature)

By: /s/ Xun Wu

Name: Xun Wu

Title: Chief Executive Officer

Date: 11/27/2025